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                                                                    Exhibit 23.3

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
               -------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Employee Stock Purchase Plan of FLIR Systems, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements and schedule of Inframetrics, Inc. included (not presented separately) in the Annual Report (Form 10-K) of FLIR Systems, Inc. for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2000